UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2011

Commission File Number 333-161795

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

49 Front Street, Suite 206
Rockville Centre, New York 11570
(Address of principal executive offices)

888-333-8075
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 30, 2011, the Over the Counter Bulletin Board affixed an “E” to the stock symbol for Forex International Trading Corp. (the “Company”) resulting in a change in the symbol to “FXITE”.  The Company is presently current in all its reports and its next required report, a Form 10Q Quarterly Report, is not due until November 14, 2011.  The Company contacted the OTCBB, which advised that the Company is required to file a Form 8A with the Securities and Exchange Commission (the “SEC”).  The Company does not believe it is required to file a Form 8A under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the Company has less than 500 shareholders of record as required by Section 12(g) of the Exchange Act.   The Company is presently discussing this issue with the OTCBB and with SEC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

By:	/s/ Darren Dunckel
Name:	Darren Dunckel
Title:	CEO, President, CFO, Secretary, Treasurer and Director

Date: September 30, 2011
New York, NY